As filed with the Securities and Exchange Commission on December 12, 2005

Registration No. 333-129781

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

COPANO ENERGY, L.L.C.

(Exact name of Registrant as specified in its charter)

Delaware	50-0411678
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

2727 Allen Parkway, Suite 1200

Houston, Texas 77019

(Address of principal executive offices, including zip code)

Copano Energy, L.L.C. Long-Term Incentive Plan

(Full title of the plan)

Douglas L. Lawing

Vice President and General Counsel

2727 Allen Parkway, Suite 1200

Houston, Texas  77019

(Name and address of agent for service)

(713) 621-9547

(Telephone number, including area code, of agent for service)

Copy to:

David P. Oelman

Vinson & Elkins L.L.P.

2300 First City Tower

1001 Fannin

Houston, Texas 77002-6760

EXPLANATORY NOTE

Copano Energy, L.L.C. (the “Company”) is filing this post-effective amendment to amend the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (“SEC”) on November 17, 2005 (Registration No. 333-129781) pursuant to Rule 462(d) under the Securities Act of 1933, as amended, solely for the purpose of adding Exhibit 23.3, Consent of Grant Thornton LLP.

Item 8.    Exhibits.

No.	Description
4.1

Copano Energy, L.L.C. Long-Term Incentive Plan (previously filed as Exhibit 10.5 to Amendment No. 3 to the Registration Statement on Form S-1/A (File No. 333-117825) on October 26, 2004 and incorporated herein by reference).

4.2	First Amendment to Copano Energy, L.L.C. Long-Term Incentive Plan (previously filed as Exhibit 10.2 to Form 8-K filed November 2, 2005)

4.3

Second Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C. (previously filed as Exhibit 3.3 to Post-Effective Amendment No. 1 to Registration Statement on Form S-1/A filed December 15, 2004).

4.4

Amendment No. 1 to Second to Second Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C.(previously filed as Exhibit 3.4 to Quarterly Report on Form 10-Q for the period ended June 30, 2005).

4.5

Amendment No. 2 to Second to Second Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C.(previously filed as Exhibit 3.5 to Quarterly Report on Form 10-Q for the period ended September 30, 2005).

4.6	Form of Restricted Unit Grant under the Copano Energy, L.L.C. Long-Term Incentive Plan (incorporated by reference to Current Report on Form 8-K filed December 15, 2004).

4.7

Form of Restricted Unit Grant (Employees) under the Copano Energy, L.L.C. Long-Term Incentive Plan (previously filed as Exhibit 4.4 to the Registration Statement on Form S-8 (Reg. No. 333-122737) filed February 11, 2005).

4.8

Form of Unit Option Grant under the Copano Energy, L.L.C. Long-Term Incentive Plan (previously filed as Exhibit 4.5 to the Registration Statement on Form S-8 (Reg. No. 333-122737) filed February 11, 2005).

4.9

Form of Unit Option Grant under the Copano Energy, L.L.C. Long-Term Incentive Plan (ScissorTail Energy, LLC officers) (previously filed as Exhibit 10.37 to Quarterly Report on Form 10-Q for the period ended June 30, 2005).

4.10

Form of Restricted Unit Grant under the Copano Energy, L.L.C. Long-Term Incentive Plan (ScissorTail Energy, LLC officers) (previously filed as Exhibit 10.38 to Quarterly Report on Form 10-Q for the period ended June 30, 2005).

5.1**	Opinion of Vinson & Elkins L.L.P.

23.1**	Consent of Deloitte & Touche LLP.

23.2**	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

23.3*	Consent of Grant Thornton LLP.

*filed herewith

 **previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 12th day of December, 2005.

COPANO ENERGY, L.L.C.

By:	/s/ John R. Eckel, Jr.
John R. Eckel, Jr.
Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of December, 2005.

Signature	Title	Date
/s/ John R. Eckel, Jr.	Chairman of the Board and Chief Executive Officer	December 12, 2005
John R. Eckel, Jr.	(Principal Executive Officer)
/s/ Matthew J. Assiff	Senior Vice President and Chief Financial Officer	December 12, 2005
Matthew J. Assiff	(Principal Financial Officer)
/s/ Lari Paradee	Vice President and Controller	December 12, 2005
Lari Paradee	(Principal Accounting Officer)
*	Director	December 12, 2005
Robert L. Cabes, Jr.
*	Director	December 12, 2005
James G. Crump
	Director	December 12, 2005
Ernie L. Danner

*	Director	December 12, 2005
Scott A. Griffiths
*	Director	December 12, 2005
Michael L. Johnson
*	Director	December 12, 2005
T. William Porter
*	Director	December 12, 2005
William L. Thacker

*By:	/s/ Douglas L. Lawing
Douglas L. Lawing
Attorney-in-Fact

INDEX TO EXHIBITS

No.	Description
4.1

Copano Energy, L.L.C. Long-Term Incentive Plan (previously filed as Exhibit 10.5 to Amendment No. 3 to the Registration Statement on Form S-1/A (File No. 333-117825) on October 26, 2004 and incorporated herein by reference).

4.2	First Amendment to Copano Energy, L.L.C. Long-Term Incentive Plan (previously filed as Exhibit 10.2 to Form 8-K filed November 2, 2005)

4.3

Second Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C. (previously filed as Exhibit 3.3 to Post-Effective Amendment No. 1 to Registration Statement on Form S-1/A filed December 15, 2004).

4.4

Amendment No. 1 to Second to Second Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C.(previously filed as Exhibit 3.4 to Quarterly Report on Form 10-Q for the period ended June 30, 2005).

4.5

Amendment No. 2 to Second to Second Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C.(previously filed as Exhibit 3.5 to Quarterly Report on Form 10-Q for the period ended September 30, 2005).

4.6	Form of Restricted Unit Grant under the Copano Energy, L.L.C. Long-Term Incentive Plan (incorporated by reference to Current Report on Form 8-K filed December 15, 2004).

4.7

Form of Restricted Unit Grant (Employees) under the Copano Energy, L.L.C. Long-Term Incentive Plan (previously filed as Exhibit 4.4 to the Registration Statement on Form S-8 (Reg. No. 333-122737) filed February 11, 2005).

4.8

Form of Unit Option Grant under the Copano Energy, L.L.C. Long-Term Incentive Plan (previously filed as Exhibit 4.5 to the Registration Statement on Form S-8 (Reg. No. 333-122737) filed February 11, 2005).

4.9

Form of Unit Option Grant under the Copano Energy, L.L.C. Long-Term Incentive Plan (ScissorTail Energy, LLC officers) (previously filed as Exhibit 10.37 to Quarterly Report on Form 10-Q for the period ended June 30, 2005).

4.10

Form of Restricted Unit Grant under the Copano Energy, L.L.C. Long-Term Incentive Plan (ScissorTail Energy, LLC officers) (previously filed as Exhibit 10.38 to Quarterly Report on Form 10-Q for the period ended June 30, 2005).

5.1**	Opinion of Vinson & Elkins L.L.P.

23.1**	Consent of Deloitte & Touche LLP.

23.2**	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

23.3*	Consent of Grant Thornton LLP.

24.1*	Powers of Attorney (included on the signature page to this Registration Statement).

*filed herewith

 **previously filed